EXHIBIT 23.1




             CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8, with respect to the CompuDyne Corporation Stock Option Plan for Non-Employee Directors, of our report dated March 29, 1995, on our audits of the consolidated financial statements of CompuDyne Corporation and Subsidiaries as of December 31, 1994 and for the years ended December 31, 1994 and 1993, prior to the restatement for the divestiture of the Suntec division, which report is included in the CompuDyne Corporation 1995 Annual Report on Form 10-K.




                                    /s/Coopers & Lybrand L.L.P.
                                    ___________________________________
                                    COOPERS & LYBRAND L.L.P.


Rockville, Maryland
July 19, 1996